UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2007

DONALDSON COMPANY, INC.

Exact name of Registrant as specified in its charter

Delaware	1-7891	41-0222640
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1400 West 94th Street

Minneapolis, Minnesota 55431

Address of principal executive offices, including zip code

(952) 887-3131

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On October 30, 2007, Bill Cook, Donaldson Company’s Chief Executive Officer, spoke at the Gabelli & Company, Inc. Automotive Aftermarket Symposium and repeated the Company’s outlook for fiscal 2008 (ending July 31, 2008) that the Company had reported in its fiscal 2007 year end earnings release and its Annual Report on Form 10-K for the fiscal year ended July 31, 2007. The information provided below is not intended to constitute a representation that such furnishing is required by Regulation FD or that the statement includes material investor information that is not otherwise available. In addition, the Company does not assume any obligation to update such information.

Mr. Cook made the following statement repeating the Company’s outlook for fiscal 2008:

“We’re in the third month of our fiscal ‘08, so this is for the balance of the year, what we see is our Engine business to be up between 5% to 7% on the revenue line, Industrial 8% to 10%, which would give us a corporate number of around 7% revenue growth. And, this is organic, so excluding acquisitions we’re planning around 7% for the Company. Operating margin of a minimum of 11%, so we’re hoping to build on a level that we reached last year. Tax rate between 29% and 32%, which would deliver an EPS of between $1.92 and $2.01, between 5% and 10% above the record we achieved last year of $1.83.”

The information contained in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONALDSON COMPANY, INC.
Date: October 31, 2007	By	/s/ Norman C. Linnell
		Name:	Norman C. Linnell
		Title:	Vice President, General Counsel and Secretary